Exhibit 4.11

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                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                        as Depositor and Administrator


                                      and


                     CHASE CREDIT CARD OWNER TRUST 2004-2

                                   as Issuer








                                    DEPOSIT

                                      AND

                           ADMINISTRATION AGREEMENT

                           Dated as of June 1, 2004

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


                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1 Definitions.......................................................1
SECTION 1.2 Usage of Terms....................................................1

                                  ARTICLE II

SECTION 2.1 Deposit of Certificate and Initial Deposit........................1
SECTION 2.2 Closing...........................................................2
SECTION 2.3 Books and Records.................................................2
SECTION 2.4 Holder of the Series Certificate..................................3

                                  ARTICLE III

                   DEPOSITOR REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of Depositor......................3

                                  ARTICLE IV

                                ADMINISTRATION

SECTION 4.1 Duties as Administrator...........................................5
SECTION 4.2 Records..........................................................12
SECTION 4.3 [Reserved].......................................................12
SECTION 4.5 Independence of Administrator....................................12
SECTION 4.6 No Joint Ventures................................................12
SECTION 4.7 Other Activites of Adminstrator..................................12
SECTION 4.8 Net Deposits.....................................................12

                                   ARTICLE V

                                  TERMINATION

SECTION 5.1 Term of Agreement; Resignation and Removal of Adminstrator.......13
SECTION 5.2 Action upon Termination, Resignation or Removal..................14
SECTION 5.3 Acquisition of Owner Trust Estate................................15


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                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1 Notices..........................................................15
SECTION 6.2 Amendments.......................................................16
SECTION 6.3 Protection of Title to Owner Trust...............................16
SECTION 6.4 Successor and Assigns............................................17
SECTION 6.5 GOVERNING LAW....................................................17
SECTION 6.6 Headings.........................................................18
SECTION 6.7 Counterparts.....................................................18
SECTION 6.8 Severablity......................................................18
SECTION 6.9 Not Applicable to Chase Manhattan Bank USA, National
            Association in Other Capacities..................................18
SECTION 6.10 Limitation of Liability of Owner Trustee, Indenture Trustee
             and Administrator...............................................18
SECTION 6.11 Third-Party Beneficiary.........................................19
SECTION 6.12 Nonpetition Covenants...........................................19
SECTION 6.13 Liability of Administrator......................................19

Exhibit A    Power of Attorney

                  This DEPOSIT AND ADMINISTRATION AGREEMENT, dated as of
June 1, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is made between CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association having its principal executive offices located at White Clay Center Building 200, Route 273, Newark, Delaware 19711 ("Chase USA," the "Transferor" or the "Depositor" in its respective capacities as such), and Chase Credit Card Owner Trust 2004-2, a Delaware statutory trust, as issuer (the "Issuer").

                             W I T N E S S E T H :

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.1 Definitions. Whenever used in this Agreement, words and phrases, unless defined herein or the context otherwise requires, shall have the meanings set forth in the Indenture.

                  SECTION 1.2 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Agreement unless otherwise specified, and each such Exhibit is part of the terms of this Agreement.


                                  ARTICLE II

                            DEPOSIT OF CERTIFICATE

                  SECTION 2.1 Deposit of Certificate and Initial Deposit. (a) In consideration of the Issuer's delivery of the Notes to and upon the order of the Depositor, the Depositor does hereby transfer, assign, set-over, pledge and otherwise convey to the Issuer, without recourse (subject to the Depositor's obligations herein), all right, title, and interest of the Depositor in, to and under (i) the Series Certificate, and all money, instruments, investment property and other property (together with all earnings, dividends, distributions, income, issues, and profits relating thereto), distributed or distributable in respect of the Series Certificate pursuant to the terms of the Series Supplement and the Pooling and Servicing Agreement after the Closing Date and (ii) the initial deposit to the Owner Trust Spread Account in the amount of $15,000,000 on the Closing Date.

                  This Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC, and the conveyance by the Depositor provided for in this Agreement shall be deemed to be and hereby is a grant by the Depositor to the Issuer of a security interest in and to all of the Depositor's right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, arising from, or relating to the Series Certificate and the proceeds thereof, to secure the rights of the Issuer under this Agreement and the obligations of the Depositor hereunder. The Depositor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the Series Certificate created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.


                  It is the intention of the Depositor and the Issuer that (a) the assignment and transfer herein contemplated constitute a sale of the Series Certificate, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Issuer and (b) the Series Certificate not be part of the Depositor's estate in the event of an insolvency of the Depositor. In the event that such conveyance is deemed to be a pledge to secure a loan, the Depositor hereby grants to the Issuer a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Series Certificate, and in all proceeds of the foregoing, to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                  It is the intention of the parties hereto that the transfer of Series Certificates to the Trust pursuant to this Agreement be subject to, and be treated in accordance with, the "Asset Backed Securities Facilitation Act," Title 6, Chapter 27A of the Delaware Code (the "Delaware Act") and each of the parties hereto agrees that this Agreement has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of Chase USA.


                  SECTION 2.2 Closing. The sale of the Series Certificate shall take place on the Closing Date, simultaneously with the closing of the other transactions contemplated by the Basic Documents. The Series Certificate shall then be delivered to the Owner Trustee in Delaware and upon receipt thereof shall then be delivered by the Owner Trustee to the Indenture Trustee.

                  SECTION 2.3 Books and Records.

                           (a)      In connection with the transfer,
         assignment, set-over, pledge and conveyance set forth in Section 2.1, the Depositor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such



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

         financing statements when applicable) required to be filed with respect to the Series Certificate assigned by the Depositor hereunder, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under applicable law to perfect the transfer, assignment, set-over, pledge and conveyance of the Series Certificate to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Issuer on or prior to the Closing Date (excluding such continuation and similar statements, which shall be delivered promptly after filing).

                           (b)      In connection with the transfer,
         assignment, set-over, pledge and conveyance hereunder, the Depositor further agrees, at its own expense, on or prior to the Closing Date to cause the Master Trust Trustee to register the Issuer as the registered owner of the Series Certificate.

                  SECTION 2.4 Holder of the Series Certificate. For so long as the Series Certificate is pledged to the Indenture Trustee under the Indenture, the Indenture Trustee initially shall be deemed to be the holder of the Series Certificate for all purposes under the Pooling and Servicing Agreement and the Series Supplement. To the extent the Series Certificate is sold or otherwise transferred, subject to the provisions of Section 5.4 of the Indenture and Section 16 of the Series Supplement, to a third-party in connection with the sale or liquidation of the Owner Trust Estate pursuant to the provisions of the Indenture, such transferee shall be deemed to be the holder of the Series Certificate for all purposes under the Pooling and Servicing Agreement and the Series Supplement.


                                  ARTICLE II

                   DEPOSITOR REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties of Depositor. The Depositor makes the following representations and warranties with respect to the Series Certificate on which the Issuer is deemed to have relied in acquiring the Series Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the transfer and assignment of the Series Certificate to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                           (a)      Title. It is the intention of the Depositor
         (i) that the transfer contemplated in subsection 2.1(a) herein constitute either (A) a sale of the Series Certificate, or (B) a grant of a valid and continuing security interest therein from the Depositor to the Issuer which security interest is prior to all other Liens and is enforceable against creditors and purchasers from the Depositor and (ii) to the extent that the Depositor retains any interest in the Series Certificate after the transfer contemplated by subsection 2.1(a) herein, that the grant contemplated in subsection 2.1(b) herein constitute a grant of a perfected security interest therein from the Depositor to the Indenture Trustee for the benefit of the Holders of the Notes and that the beneficial interest in the title to the Series Certificate not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. Other than pursuant to this Agreement, the Series Certificate has not been sold, transferred, assigned



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

         or pledged by the Depositor to any Person. Immediately prior to the transfer and assignment herein contemplated, the Depositor owned and had good and marketable title to the Series Certificate, free and clear of all Liens, claims, rights or encumbrances of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to the Series Certificate, free and clear of all liens, claims, rights or encumbrances of others or a first priority perfected security interest therein. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Series Certificate other than any financing statement relating to the security interest granted to the Issuer hereunder or the security interest granted by the Issuer to the Indenture Trustee. The Depositor has no actual knowledge of any current statutory or other non-consensual liens, including any judgment or tax lien filings against the Debtor, to which the Series Certificate is subject.

                           (b)      Certificated Security. The Series
         Certificate constitutes a "certificated security" within the meaning of the applicable UCC.

                           (c) Delivery of Series Certificate. The sole original executed copy of the Series Certificate has been delivered to the Issuer and has been registered in the name of the Issuer. The Series Certificate has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer, provided that the Series Certificate with an undated bond power covering the Series Certificate, duly executed by the Issuer and endorsed in blank, shall be delivered to the Indenture Trustee, and the Indenture Trustee shall maintain possession of the Series Certificate for the benefit of the Holders of the Notes, subject to the terms of the Indenture.

                           (d) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Agreement or any other Basic Document, the performance by the Depositor of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Depositor of the terms hereof and thereof have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Depositor or the Issuer or upon the collectibility of the proceeds from the Series Certificate or upon the ability of the Depositor to perform its obligations under this Agreement).

                           (e) Transfers Comply. Each of (i) the transfer of the Series Certificate by the Depositor to the Issuer pursuant to the terms of this Agreement, (ii) the pledge of the Series Certificate by the Depositor to the Indenture Trustee for the benefit of the Holders of the Notes pursuant to the terms of this Agreement, and (iii) the pledge of the Series Certificate by the Issuer to the Indenture Trustee pursuant to the terms of the Indenture, comply with the provisions of the Pooling and Servicing Agreement and the Series Supplement relating to the transfers of the Series Certificate.

                           (f) All Actions Taken. All actions necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Issuer a first priority perfected security



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

         interest or ownership interest in the Series Certificate, and (ii) to give the Indenture Trustee a first priority perfected security interest therein (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any statutory or other non-consensual liens with respect to the Series Certificate, have been taken. The Depositor has no actual knowledge of any current statutory or other non-consensual liens to which the Series Certificate is subject.


                                 ARTICLE III

                                ADMINISTRATION

                  SECTION 4.1 Duties as Administrator.

                           (a) Duties with Respect to the Basic Documents. The Administrator agrees to perform all its duties as Administrator hereunder. The Administrator shall monitor the performance of the Issuer and shall advise the Issuer and the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture or with the Owner Trustee's duties under the Trust Agreement. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents or under applicable law (including tax and securities laws). In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to this Agreement or the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under this Agreement and the Indenture (references are to sections of the Indenture):

                                    (i)      the preparation of or obtaining of
                  the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Sections 2.2 and 2.3);

                                    (ii)     the duty to cause the Note
                  Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.4);

                                    (iii)    the notification of Noteholders of
                  the final principal payment on their Notes (subsection
                  2.7(h));

                                    (iv)     the preparation, obtaining or
                  filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.9);



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

                                    (v)      the preparation of Definitive
                  Notes and arranging the delivery thereof (Section 2.12);

                                    (vi)     the duty to cause newly appointed
                  Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 2.14);

                                    (vii)    to select Reference Banks, if
                  necessary, or other banks from which quotes are obtained for the purpose of determining LIBOR (Section 2.16);

                                    (viii)   the maintenance of an office or
                  agency in the City of New York for registration of transfer or exchange of Notes (Section 3.2);

                                    (ix)     the direction to Paying Agents to
                  pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.3);

                                    (x)      the obtaining and preservation of
                  the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Owner Trust Estate (Section 3.4);

                                    (xi)     the preparation of all
                  supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Owner Trust Estate (Section 3.5);

                                    (xii)    the obtaining of the Opinion of
                  Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Owner Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

                                    (xiii)   the identification to the
                  Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (subsection 3.7(b));

                                    (xiv)    the notification of the Indenture
                  Trustee and the Note Rating Agencies of a Master Trust Servicer Default pursuant to the Pooling and Servicing Agreement and, if such Master Trust Servicer Default arises from the failure of the Servicer to perform any of its duties under the Pooling and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (subsection 3.7(d));



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

                                    (xv)     the preparation and obtaining of
                  documents and instruments required for the release of the Issuer from its covenants and agreements under the Indenture (subsection 3.11(b));

                                    (xvi)    the delivery of notice to the
                  Indenture Trustee of each Event of Default and each default by the Depositor under this Agreement (Section 3.18);

                                    (xvii)   the taking of such further acts as
                  may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or to compel or secure the performance and observance by the Depositor of its obligations under this Agreement (Sections 3.19 and 5.16);

                                    (xviii)  the monitoring of the Issuer's
                  obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                                    (xix)    the compliance with any written
                  directive of the Indenture Trustee with respect to the sale of the Owner Trust Estate if an Event of Default shall have occurred and be continuing (Section 5.4);

                                    (xx)     providing the Indenture Trustee
                  with the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state, local income or franchise tax returns (Section 6.6);

                                    (xxi)    the preparation and delivery of
                  notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

                                    (xxii)   the preparation of any written
                  instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.8 and 6.10);

                                    (xxiii)  the furnishing of the Indenture
                  Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                                    (xxiv)   the preparation and, after
                  execution by the Issuer, the filing with the Commission and any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.4);



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

                                    (xxv)    the obtaining of an Officer's
                  Certificate, Opinion of Counsel and Independent
                  Certificates, if necessary, for the release of the Owner Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);

                                    (xxvi)   the preparation of Issuer Orders
                  and Issuer Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1 and 9.2);

                                    (xxvii)  the execution of new Notes
                  conforming to any supplemental indenture (Section 9.5);

                                    (xxviii) providing the Indenture Trustee
                  with the form of notice necessary to deliver the notification of Noteholders of redemption of the Notes (Section 10.2);

                                    (xxix)   the preparation of all Officer's
                  Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                                    (xxx)    the preparation and delivery of
                  Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

                                    (xxxi)   the preparation and delivery to
                  the Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

                                    (xxxii)  the recording of the Indenture, if
                  applicable (Section 11.15).

                           (b)      Additional Duties.

                                    (i)      In addition to the duties of the
                  Administrator set forth above, the Administrator shall keep all books and records, perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to keep, perform, prepare, file or deliver pursuant to any of the Basic Documents and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to
                  Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Owner Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.



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

                                    (ii)     Notwithstanding anything in this
                  Agreement or the other Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Noteholder. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                                    (iii)    Notwithstanding anything in this
                  Agreement or the other Basic Documents to the contrary, the Administrator shall be responsible for (A) performance of the duties of the Owner Trustee and the Issuer set forth in Sections 2.7, 2.10, 2.11, 2.12, 2.13(d), 5.16, 6.7, 6.10,
                  and 10.1 of the Indenture with respect to, among other things, accounting and reports to the Certificateholder and the maintenance of certain accounts and (B) the preparation, execution and filing of all documents required by tax and securities laws relating to the Issuer.

                                    (iv)     The Administrator may satisfy its
                  obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Indenture Trustee which shall perform the obligations of the Administrator thereunder.

                                    (v)      The Administrator shall perform
                  the duties of the Administrator specified in Sections 9.2 and 9.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Administrator specified in
                  Section 9.5 of the Trust Agreement required to be performed in connection with the appointment and payment of co-Trustees, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                                    (vi)     In carrying out the foregoing
                  duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                                    (vii)    It is the intention of the parties
                  hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Issuer or the Owner Trustee all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner



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

                  Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions.

                           (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                  (B) the amendment, change or modification of the Basic Documents;

                  (C) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or the consent to the assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture; and

                  (D)      the removal of the Indenture Trustee.

                                    (ii)     Notwithstanding anything to the
                  contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or the Certificateholder under the Basic Documents, (y) sell the Owner Trust Estate pursuant to the Indenture other than pursuant to a written directive of the Indenture Trustee or (z) take any action that the Issuer directs the Administrator not to take on its behalf.

                           (d) Reports by the Administrator. On or prior to each Transfer Date, the Administrator will provide to the Indenture Trustee for the Indenture Trustee to forward to each Noteholder of record, and to the Owner Trustee, a statement setting forth (to the extent applicable) the following information as to the Notes with respect to the related Payment Date or the period since the previous Payment Date, as applicable:

                                    (i)      the amount of the distribution
                  allocable to principal of the Notes;

                                    (ii)     the amount of the distribution
                  allocable to interest on or with respect to the Notes;

                                    (iii)    the aggregate outstanding
                  principal balance of the Notes after giving effect to all payments reported under clause (i) above on such date; and

                                    (iv)     the amount, if any, on deposit in
                  the Owner Trust Spread Account on such Payment Date, after giving effect to all transfers and withdrawals therefrom and all transfers and deposits thereto on such Payment Date, and the amount required to be on deposit in the Owner Trust Spread Account on such date.

                  Each amount set forth pursuant to clauses (i) and (ii) above will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes.

                           (e) Owner Trust Accounts. The Administrator shall establish and maintain, (i) in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Administrator shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Class C Noteholders (and, to the extent expressly provided in the Indenture, the Certificateholder), an Eligible Deposit Account (the "Owner Trust Spread Account"), and, together with the Note Distribution Account, the "Owner Trust Accounts"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class C Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Owner Trust Accounts and in all proceeds thereof. The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. The Owner Trust Spread Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class C Noteholders (and, to the extent expressly provided in the Indenture, the Certificateholder). If, at any time, any Owner Trust Account ceases to be an Eligible Deposit Account, the Administrator shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Administrator on its behalf) shall, within 10 Business Days, establish a new Owner Trust Account which meets the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments to such new Owner Trust Account. The Indenture Trustee, at the direction of the Administrator, shall make withdrawals from the Owner Trust Accounts from time to time, in the amounts and for the purposes set forth in the Indenture.

                           Funds on deposit in the Owner Trust Spread Account shall be invested at the direction of the Administrator by the Indenture Trustee or the Paying Agent in Permitted Investments. The Indenture Trustee shall maintain for the benefit of the Noteholders and the Series Certificateholder possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

                           To the extent so instructed by the Administrator on any Transfer Date, the Indenture Trustee or the Paying Agent shall, if the amount on deposit in the Owner Trust Spread Account is greater than the Required Owner Trust Spread Account Amount for such Transfer Date, pay the amount of such excess to the Certificateholder pursuant to the Indenture.

                  SECTION 4.2 Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor at any time during normal business hours.

                  SECTION 4.3 [Reserved]

                  SECTION 4.4 Additional Information To Be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request, including notification of Noteholders pursuant to Section 4.1(a) hereof.

                  SECTION 4.5 Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as the case may be, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                  SECTION 4.6 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  SECTION 4.7 Other Activities of Administrator.

                           (a)      Nothing herein shall prevent the
         Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

                           (b) The Administrator and its affiliates may generally engage in any kind of business with any person party to a Basic Document, any of its affiliates and any person who may do business with or own securities of any such person or any of its affiliates, without any duty to account therefor to the Issuer, the Owner Trustee or the Indenture Trustee.

                  SECTION 4.8 Net Deposits. As an administrative convenience, so long as Chase USA is the Administrator and the Certificateholder, the Administrator will be permitted to make the deposit of amounts with respect to the Series Certificate for or with respect to any Monthly Period net of distributions to be made to the Certificateholder with respect to such Monthly Period. The Administrator, however, will account to the Owner Trustee, the Indenture Trustee and the Noteholders as if the amounts paid to the Certificateholder were paid pursuant to the Indenture.


                                  ARTICLE IV

                                  TERMINATION

                  SECTION 5.1 Term of Agreement; Resignation and Removal of Administrator. This Agreement shall continue in force until (i) the termination of the Issuer and (ii) the satisfaction and discharge of the Indenture in accordance with Section 4.1 of the Indenture, upon which event this Agreement shall automatically terminate.

                           (a) Subject to subsections 5.1(d) and (e), the Administrator may resign its duties hereunder by providing the Issuer and the Owner Trustee with at least 60 days prior written notice.

                           (b) Subject to subsections 5.1(d) and (e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice; provided, however, that if any Notes are outstanding at the time of the removal, the Rating Agency Condition shall have first been satisfied in connection with such removal.

                           (c) Subject to subsections 5.1(d) and (e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                                    (i)      the Administrator shall default in
                  the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                                    (ii)     a court having jurisdiction in the
                  premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                                    (iii)    the Administrator shall commence a
                  voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

                           The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this subsection 5.1(c) shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

                           (d)      No resignation or removal of the
         Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and
         (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

                           (e)      The appointment of any successor
         Administrator shall be effective only after the satisfaction of the Rating Agency Condition with respect thereto.

                           (f) A successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Administrator and to the Issuer. Thereupon the resignation or removal of the resigning Administrator shall become effective, and the successor Administrator shall have all the rights, powers and duties of the Administrator under the Indenture. The successor Administrator shall mail a notice of its succession to the Noteholders and the Certificateholder. The resigning Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the resigning Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Administrator all rights, powers, duties and obligations hereunder.

                           (g) In no event shall a resigning Administrator be liable for the acts or omissions of any successor Administrator hereunder.

                           (h) In the exercise or administration of its duties hereunder and under the other Basic Documents, the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Administrator shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Administrator with due care.

                  SECTION 5.2 Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to subsection 5.1(a) or the resignation or removal of the Administrator pursuant to subsection 5.1 (b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon termination pursuant to subsection 5.1(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to subsection 5.1(b) or (c), respectively, the Adminis-trator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

                  SECTION 5.3 Acquisition of Owner Trust Estate. If Chase USA exercises its option to accept retransfer of the Series Certificate pursuant to Section 4 of the Series Supplement, the Depositor shall (a) acquire the Series Certificate and all rights related thereto, which acquisition shall be effective as of the date on which such retransfer occurs, (b) deliver notice of such acquisition to the Indenture Trustee on or prior to the related Transfer Date, (c) deposit, on its own behalf and on behalf of the Issuer pursuant to Section 10.1 of the Indenture, in the Note Distribution Account on or prior to the related Transfer Date, an amount equal to the Redemption Price and (d) succeed to all interests in and to the Issuer.

                                  ARTICLE V

                                 MISCELLANEOUS

                  SECTION 6.1 Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  if to the Issuer or the Owner Trustee, to

                           Chase Credit Card Owner Trust 2004-2
                           c/o Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890
                           Attention: Corporate Trust Administration

                  with a copy to:

                           Richards, Layton & Finger
                           One Rodney Square
                           Wilmington, DE 19899
                           Attention: Jason Solomon

                  if to the Administrator, to

                           Chase Manhattan Bank USA, National Association 500 Stanton Christiana Road, Floor 1
                           Newark, DE 19713
                           Attention: Patricia M. Garvey

                  if to the Indenture Trustee, to

                           The Bank of New York
                           101 Barclay Street, 8 West
                           New York, NY 10286
                           Attention: Corporate Trust Administration
or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee are effective only upon receipt.

                  SECTION 6.2 Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Depositor, with the written consent of the Indenture Trustee and without the consent of the Noteholders or the Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that a copy thereof shall have been delivered to the Note Rating Agencies and that such amendment will not (i) as evidenced by an Officer's Certificate of the Depositor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder or the Certificateholder or significantly change the purposes and activities of the Issuer and (ii) as evidenced by an Opinion of Counsel addressed to the Owner Trustee and the Indenture Trustee, cause the Issuer to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This Agreement may also be amended by the Issuer, the Administrator and the Depositor with the written consent of the Indenture Trustee and the Holders of Notes evidencing a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholder; provided, however, that, a copy thereof shall have been delivered to the Note Rating Agencies and that without the consent of the holders of all of the Notes then Outstanding, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Series Certificate or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Holders of Notes which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes.

                  It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  SECTION 6.3 Protection of Title to Owner Trust.

                           (a) The Depositor shall take all actions necessary and the Issuer shall cooperate with the Depositor, if applicable, to perfect, and maintain perfection of, the interests of the Issuer in the Series Certificate. The Depositor shall execute and file and cause to be executed and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Issuer in the Series Certificate and in the proceeds thereof and the interest of the Indenture Trustee in the Owner Trust Estate and the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                           (b) The Depositor shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of 9-402(7) of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the interest of the Issuer or the Indenture Trustee is not adversely affected).

                           (c) Each of the Depositor and the Administrator shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment.

                           (d)      The Administrator shall permit the
         Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Administrator's records regarding the Series Certificate.

                           (e) The Administrator shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  SECTION 6.4 Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to satisfaction of the Rating Agency Condition with respect thereto. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

                  SECTION 6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 6.6 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  SECTION 6.7 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  SECTION 6.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.9 Not Applicable to Chase Manhattan Bank USA, National Association in Other Capacities. Nothing in this Agreement shall affect any obligation Chase Manhattan Bank USA, National Association may have in any other capacity.

                  SECTION 6.10 Limitation of Liability of Owner Trustee, Indenture Trustee and Administrator.

                           (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee for the Chase Credit Card Owner Trust 2004-2 and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

                           (b) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The Bank of New York, not in its individual capacity but solely as Indenture Trustee, and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                           (c) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

                  SECTION 6.11 Third-Party Beneficiary. Each of the Owner Trustee and the Indenture Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. The Administrator agrees to compensate and indemnify the Indenture Trustee pursuant to Section 6.7 of the Indenture.

                  SECTION 6.12 Nonpetition Covenants.

                           (a) Notwithstanding any prior termination of this Agreement, the Depositor shall not at any time with respect to the Issuer or the Master Trust, acquiesce, petition or otherwise invoke or cause the Issuer or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Master Trust; provided, however, that this subsection 6.12(a) shall not operate to preclude any remedy described in Article V of the Indenture.

                           (b) Notwithstanding any prior termination of this Agreement, the Issuer shall not at any time with respect to the Master Trust, acquiesce, petition or otherwise invoke or cause the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Master Trust; provided, however, that this subsection 6.12(b) shall not operate to preclude any remedy described in Article V of the Indenture.

                  SECTION 6.13 Liability of Administrator. Notwithstanding any provision of this Agreement, the Administrator shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Administrator shall be read into this Agreement. Neither the Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct and in no event shall the Administrator be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Without limiting the foregoing, the Administrator may (a) consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts and (b) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                           CHASE CREDIT CARD OWNER TRUST 2004-2

                                           By:  WILMINGTON TRUST COMPANY
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                for Chase Credit Card Owner
                                                Trust 2004-2


                                           By:  /s/ Janel R. Havrilla
                                                -------------------------------
                                                Name:   Janel R. Havrilla
                                                Title:  Financial Services
                                                        Officer


                                           CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION
                                           as Administrator


                                           By:  /s/ Patricia M. Garvey
                                                -------------------------------
                                                Name:   Patricia M. Garvey
                                                Title:  Vice President


                                           Acknowledged and Agreed:
                                           THE BANK OF NEW YORK
                                           not in its individual capacity but
                                           solely as Indenture Trustee


                                           By:  /s/ James Bowden
                                                -------------------------------
                                                Name:   James Bowden
                                                Title:  Assistant Treasurer

                                                                      EXHIBIT A
                                                    [Form of Power of Attorney]


                               POWER OF ATTORNEY

STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )

          KNOW ALL MEN BY THESE PRESENTS, that WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as owner trustee ("Owner Trustee") for the Chase Credit Card Owner Trust 2004-2 ("Trust"), does hereby make, constitute and appoint CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents (as defined in the Indenture dated as of June 1, 2004 between the Trust and the Bank of New York, as Indenture Trustee), including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Deposit and Administration Agreement dated as of June 1, 2004 among Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Trust and Chase Manhattan Bank USA, National Association, as Administrator, and acknowledged and agreed by The Bank of New York, as Indenture Trustee, as such may be amended from time to time.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          EXECUTED this 1st day of June, 2004.


                                           WILMINGTON TRUST COMPANY
                                           not in its individual capacity but
                                           solely as Owner Trustee for the
                                           Chase Credit Card Owner Trust 2004-2


                                           By:
                                                -------------------------------
                                                Name:
                                                Title: